Exhibit 10.39

COMPASS MINERALS INTERNATIONAL, INC. 2020 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Compass Minerals International, Inc., a Delaware corporation (the “Company”), hereby grants to the participant listed below (the “Participant”) the restricted stock units (the “RSUs”) described in this Restricted Stock Unit Award Grant Notice (this “Grant Notice”), subject to the Compass Minerals International, Inc. 2020 Incentive Award Plan (as amended from time to time the “Plan”) and the Rules, Policies and Procedures for Equity Awards Granted to Employees, effective as of October 11, 2022 (the “Rules”), each of which is incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice have the meanings specified in the Plan or the Rules, as applicable. [In addition, the RSUs are subject to the Company’s Compensation Clawback Policy, dated February 2016, and any successor policy thereto (the “Clawback Policy”).]1 This Grant Notice will constitute an “Award Agreement” under the terms of the Plan.

Participant:	###PARTICIPANT_NAME###
Grant Date:	###GRANT_DATE###
Number of RSUs:	###TOTAL_AWARDS###
Vesting Schedule:	Subject to the Rules, the RSUs will vest one-third on each anniversary of October 15, 2024 (each, a “Vesting Date”).
Dividend Equivalents:	Participant will be entitled to receive Dividend Equivalents in accordance with terms set forth in the Rules.
Payment:
Subject to the Rules, the Participant will receive a number of shares of Common Stock (in either certificate or book entry form) equal to 1/3 of the number of RSUs subject to this Grant Notice within 60 days following the applicable Vesting Date; provided, however, that if the Participant’s service with the Company and its Subsidiaries ends prior to any Vesting Date under circumstances that entitle the Participant to payment under the Rules, then the time of payment and the number of shares that the Participant will receive will be determined in accordance with the Rules.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, [the Clawback Policy] and the Rules. Participant has reviewed the Plan, this Grant Notice, [the Clawback Policy] and the Rules in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, [the Clawback Policy] and the Rules. If there is any conflict between the terms and conditions of this Grant Notice and the Rules, the Rules will control. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s Board of Directors upon any questions arising under this Grant Notice, the Plan, [the Clawback Policy] and the Rules.

COMPASS MINERALS INTERNATIONAL, INC.	PARTICIPANT
By:	###PARTICIPANT_NAME###
Name:	Participant Name: ###PARTICIPANT_NAME###
Title:

1 Bracketed clawback policy language to be included only in notices to Section 16 officers.